Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made as of April 16, 2015 (“Effective Date”) between Iron Grid Ltd. (the “Consultant”), and Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”). The Company and the Consultant are collectively herein referred to as the “Parties”.

WITNESSETH

WHEREAS, the Consultant is desirous of providing the Company with consulting services on terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties agree as follows:

1. Term. With the exception of the confidentiality terms and obligations, this Agreement shall be effective as of the date first written above (the “Effective Date”) and shall continue in effect for six (6) months unless it is extended by both parties in writing or it is validly terminated by either party pursuant to Section 9 of this Agreement(the “Term”).

2. Services.

2.1 Services. The Consultant shall assist the Company to manage web hosting business, to identify and introduce potential acquisition targets, to advise on potential expansion and strategic plans of the Company’s web hosting business and such other related services as may be reasonably requested from time to time (the “Services”). From the Effective Date, Consultant shall devote such reasonable time as may be required on a part-time basis.

2.2 Standard of Care. The Consultant shall perform all Services in a timely and professional manner in accordance with the highest industry standards. The Consultant represents that it is authorized to enter into this Agreement and that it is not bound by any commitments or obligations which would preclude it from performing such Services or any of its obligations set forth herein.

3. Compensation.

3.1 Fees. In consideration for entering into this Agreement, the Company hereby agrees to issue to Consultant an aggregate of 66,667 shares of the Company’s common stock, par value of $0.001 (the “Shares”). The Shares shall be issued in the name of the Consultant or such other persons as designated by the Consultant.

For the purpose of this Agreement and the Shares, the Consultant represents and warrants as follows:

(a)	the Consultant (i) has adequate means of providing for the Consultant's current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) is an "accredited investor" as defined in the Securities Act of 1933, as amended.

(b)	the Consultant is aware that the Shares are not transferable under this Agreement and applicable securities laws.

(c)	the Consultant acknowledges that the Shares are not currently registered under any registration statement with the Securities and Exchange Commission (“SEC”).

(d)	the Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

(e)	the Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Shares.

(f)	all information that the Consultant has provided to the Company concerning the Consultant, the Consultant's financial position and the Consultant's knowledge of financial and business matters, including all information contained herein, is correct and complete as of the date set forth at the end hereof and may be relied upon, and if there should be any material adverse change in such information prior to this subscription being accepted, the Consultant will immediately provide the Company with such information.

(g)	in rendering the services hereunder and in connection with the Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company's securities are listed.

3.2 Taxes. The Consultant shall be responsible for and pay all federal, state and local taxes that arise in connection with the Services performed hereunder.

4. Confidential Information.

4.1 The term "Confidential Information" means any and all information, including but not limited to, business and technical information, samples, formulas, data and written and verbal descriptions relating to the Company disclosed to the Consultant in connection with the Services rendered pursuant to this Agreement.

4.2 The Confidential Information is being disclosed by the Company to the Consultant in order for Consultant to provide the Services hereunder.

2

4.3 The Consultant shall not use the Confidential Information for any other purpose other than for the purpose of providing the Services pursuant to this Agreement.

4.4 All Confidential Information disclosed by the Company to the Consultant shall remain the property of the Company and shall not be disclosed by Consultant to anyone, without prior written permission of the Company. Such Confidential Information shall be promptly returned to the Company within thirty (30) days after a written request by the Company, except that Consultant shall have the right to retain one (1) copy of the Company’s Confidential Information so that any continuing obligations to the Company may be determined. Notwithstanding anything to the contrary herein, the Company will not provide the Consultant or any affiliate of the Consultant with any material non-public information without prior written notice in which the Consultant will only accept receipt of such material non-public information after the signing of a separate non-disclosure agreement between the Company and the Consultant.

4.5 Confidential Information does not include any information which: (a) at the time of disclosure was in the public domain, (b) after disclosure becomes part of the public domain, except through breach of this Agreement by the Consultant, (c) the Consultant can demonstrate by its written records was in the Consultant’s possession prior to the time of disclosure by or on behalf of the Company hereunder, and was not acquired directly or indirectly from the Company, (d) becomes available to the Consultant from a third party which, to the knowledge of Consultant, is not legally prohibited from disclosing such Confidential Information, or (e) the Consultant can demonstrate by its written records was developed by or for the Consultant independently of the disclosure of Confidential Information by the Company.

4.6 Consultant’s obligations regarding Confidential Information shall survive termination of this Agreement and remain enforceable for a period of two (2) years following termination of this Agreement.

5. Publicity. The Consultant shall not refer to the existence of this Agreement in any press release, advertising or other public statement, written or oral, without the prior written consent of the Company.

6. Indemnification.

6.1 By the Company. The Company shall defend, indemnify and hold the Consultant harmless from and against any and all claims, losses, liabilities, damages, royalties, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or from the Company’s gross negligent or willful misconduct (including any breach of its obligations hereunder) in connection with the performance of this Agreement.

6.2 By Consultant. The Consultant shall defend, indemnify and hold harmless the Company from and against any and all claims, losses, liabilities, damages, royalties, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or from the Consultant’s gross negligence or willful misconduct (including any breach of its obligations hereunder) in connection with the performance of this Agreement.

3

7. Independent Contractor. The Consultant shall perform all of Consultant’s obligations under this Agreement as an independent contractor and not as an agent, employee or representative of the Company. The Consultant shall not participate in any insurance programs or benefits including, but not limited to, workers' compensation insurance, disability insurance or any other employee benefits available to the Company’s employees.

8. Assignment. The Consultant shall not assign this Agreement, nor the performance of Consultant’s obligations hereunder, without the prior written consent of the Company.

9. Termination.

9. 1 Either Party may terminate this Agreement at any time with or without cause upon thirty (30) days' prior written notice to the other party.

9.2 Effect of Termination. Notwithstanding anything to the contrary contained herein, the provisions of Section 1 (Term), Section 3 (Compensation), Section 4 (Confidential Information), Section 6 (Indemnification) and Section 15 (Governing Law) shall survive the termination and expiration of this Agreement.

10. Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures.

11. Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

12. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

13. Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

14. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the specific matters contained herein. This Agreement may be modified or amended only in writing signed by the parties.

4

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Consultant and the Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the foregoing named courts in any such suit, action or procedure. Each of the Company and the Consultant further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the foregoing courts, and agrees that service of process upon the Company or the Consultant mailed by certified mail to the address of the recipient otherwise appearing in this Agreement shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

[Signature Page to Follow]

5

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Name:	Wang Hao
Title:	Chief Executive Officer

Iron Grid, Ltd.

By:	/s/ Willaim King
Name:	William King
Title:	President